Exhibit 99.1

TuHURA Biosciences Completes Merger Transaction with Kintara Therapeutics

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Combined company will operate as TuHURA Biosciences, Inc. and advance pipeline of novel technologies to overcome resistance to cancer immunotherapy
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Lead program entering single Phase 3 accelerated approval registration trial in first half of 2025 for treatment of 1st line Merkel Cell carcinoma under Special Protocol Assessment (SPA) agreement with FDA
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$31 million fully-funded financing in connection with the merger agreement expected to fund planned operations of the combined company into late 2025
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Combined company to commence trading on The Nasdaq Capital Market under the ticker “HURA” on October 18, 2024

TAMPA, FL, October 17, 2024 – TuHURA Biosciences, Inc. (Nasdaq: HURA) (“TuHURA” or the “Company”), a Phase 3 registration-stage immune-oncology company developing novel technologies to overcome resistance to cancer immunotherapy today announced the completion of its previously announced merger with Kintara Therapeutics, Inc. (now TuHURA Biosciences, Inc.). The combined company will operate under the name “TuHURA Biosciences, Inc.” and will focus on advancing TuHURA’s innate immune response agonists and tumor microenvironment modulators, two technologies that seek to overcome the major obstacles that limit the effectiveness of current immunotherapies in treating cancer. The Company is preparing to initiate a single Phase 3 accelerated approval registration trial in the first half of 2025 for treatment of 1st line Merkel Cell carcinoma under SPA agreement with FDA.

The shares of the Company’s common stock, previously trading under the ticker symbol “KTRA,” will commence trading on a post-reverse split and post-business combination basis, on The Nasdaq Capital Market under the ticker symbol “HURA”, effective October 18, 2024. The Company’s common stock is now represented by a new CUSIP number, 898920103.

As a result of the merger, post-merger Kintara equityholders collectively own approximately 2.85% (or approximately 5.45% after giving effect to the shares issued pursuant to the CVR Agreement if the milestones are achieved) of the common stock of the combined company on a pro forma fully diluted basis. TuHURA equityholders collectively own approximately 97.15% (or approximately 94.55% after giving effect to the shares issued pursuant to the CVR Agreement if the milestones are achieved) of the common stock of the combined company on a pro forma fully diluted basis.

“This marks a transformational milestone for both companies and is a significant step in the evolution of TuHURA. As we look to the future, which I believe has never been brighter, we are working to solve a significant issue with current cancer immunotherapies,” commented Dr. James Bianco, President and Chief Executive Officer of TuHURA. “Our novel technologies are designed to overcome resistance to cancer immunotherapy, and we are planning to initiate a single Phase 3 accelerated approval registration trial in the first half of 2025 with our lead innate immune response agonist, IFx-2.0. If successful, not only does it provide the ability to target additional oncology indications but also unlocks tremendous value for all stakeholders.”

Advancing Novel Technologies to Overcome Resistance to Cancer Immunotherapy

TuHURA is a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome primary and acquired resistance -- two major obstacles to cancer immunotherapy’s ability to treat and cure cancer.

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Immune Fx (IFx) Innate Immune Response Agonists: TuHURA’s IFx technology utilizes a proprietary plasmid DNA (“pDNA”) or messenger RNA (“mRNA”) which, when introduced into or targeted to a tumor cell, results in the expression of a highly immunogenic bacterial protein (Emm55) on the surface of the tumor cell. TuHURA’s lead innate immune response agonist candidate, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA is preparing to initiate a single Phase 3 accelerated approval registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for advanced or metastatic Merkel Cell Carcinoma under a SPA agreement with the US FDA, in the first half of2025.

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Tumor Microenvironment Modulators: Leveraging its Delta receptor technology, TuHURA is developing bi-specific immune modulating Antibody (ADC) or Peptide (PDC) Drug Conjugates targeting Myeloid Derived Suppressor Cells to inhibit their immune suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

About the Transaction

Under the terms of the merger agreement, Kayak Mergeco, Inc., Kintara's wholly-owned subsidiary, will merge with and into the private-company TuHURA, with TuHURA surviving the merger and becoming the combined company’s direct, wholly-owned subsidiary effective at 12:03 AM Eastern Time on October 18, 2024.

As previously announced, in connection with the merger and pursuant to the Contingent Value Rights Agreement (the "CVR Agreement"), the Company will issue CVRs to legacy Kintara stockholders (or in the case of warrants to purchase shares of Kintara common stock, each share of Kintara common stock for which such warrant to purchase shares of Kintara stock is exercisable), entitling such holders to an aggregate of approximately 1,539,918 shares of the combined company’s common stock on a post-split basis, upon the achievement of certain milestones as set forth in the CVR Agreement.

The combined company will be led by James Bianco as President and Chief Executive Officer of TuHURA. In addition to Mr. Bianco, the TuHURA leadership team includes current members of management Dan Dearborn as Chief Financial Officer and Dennis Yamashita as Chief Scientific Officer.

The Board of Directors of TuHURA will be composed of James Bianco, James Manuso, Alan List, George Ng and Robert Hoffman.

Advisors

Lucid Capital Markets, LLC acted as the exclusive financial advisor and Lowenstein Sandler LLP acted as legal counsel to Kintara. H.C. Wainwright & Co. acted as the exclusive financial advisor and Foley & Lardner LLP acted as legal counsel to TuHURA.

About TuHURA Biosciences, Inc.

TuHURA Biosciences, Inc. is a Phase 3 registration-stage immuno-oncology company developing novel technologies to overcome resistance to cancer immunotherapy. TuHURA’s lead innate immune response agonist candidate, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA is preparing to initiate a single randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) in first line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune response agonist candidates, TuHURA is leveraging its Delta receptor technology to develop first-in-class bi-specific ADCs, and PDCs targeting Myeloid Derived Suppressor Cells to inhibit their immune suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,”

“project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Kintara’s or TuHURA’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: the Proposed Transaction and the expected effects, perceived benefits or opportunities and related timing with respect thereto, expectations regarding clinical trials and research and development programs, in particular with respect to TuHURA’s IFx-Hu2.0 product candidate and its TME modulators development program, and any developments or results in connection therewith; the anticipated timing of the results from those studies and trials; expectations regarding the use of capital resources, including the net proceeds from the fully-funded financing; the time period over which the combined company’s capital resources will be sufficient to fund its anticipated operations; and the expected trading of the combined company’s stock on the Nasdaq Capital Market. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are described in the “Risk Factors” section of Kintara’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC and the proxy statement/prospectus dated August 19, 2024, as supplemented. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available on the combined company’s website, and at www.sec.gov.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and Kintara does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Investor Contact:

Jenene Thomas

JTC Team, LLC

tuhura@jtcir.com